UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2010

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the special meeting, in lieu of an annual meeting, of unitholders of StoneMor Partners L.P. (the “Company”) held on July 14, 2010 (the “Special Meeting”), the unitholders approved an amendment of the StoneMor Partners L.P. Long-Term Incentive Plan, as amended (the “Incentive Plan”), to increase the number of common units issuable under the Incentive Plan by 500,000 common units from 624,000 to 1,124,000. Such increase had been approved by the board of directors of StoneMor GP LLC, the Company’s general partner, effective April 19, 2010, subject to unitholder approval. A summary of the Incentive Plan is included in the Company’s proxy statement filed with the Securities and Exchange Commission on June 4, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the June 14, 2010 Special Meeting, the Company’s unitholders (i) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and (ii) approved the increase in authorized common units under the Incentive Plan, as described in Item 5.02 above, which description is incorporated by reference herein.

The results of the unitholder vote for each proposal were as follows:

(1)	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	10,331,373.30
Votes Against	127,366.00
Abstentions	40,862.00
Broker Non-Votes	None

(2)	Approval of the Increase in Common Units under the Incentive Plan:

Votes For	2,776,412.90
Votes Against	726,554.40
Abstentions	67,590.00
Broker Non-Votes	6,929,044.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: July 14, 2010

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